                                                                    EXHIBIT 10.4

SECOND AMENDMENT TO RESTATED AND AMENDED LOAN AND SECURITY AGREEMENT

         This Second Amendment to Restated and Amended Loan and Security Agreement ("Amendment") dated this 31st day of October, 1997 is made by and between Heller Financial, Inc., a Delaware corporation ("Lender"), whose address is 500 West Monroe, Chicago, Illinois 60661 Attn: Portfolio Manager, Vacation Ownership HFI Loan No. 94-117 and Silverleaf Resorts, Inc., a Texas corporation f/k/a Silverleaf Vacation Club, Inc., f/k/a Ascension Capital Corporation, successor by merger to Ascension Resorts, Ltd., a Texas limited partnership d/b/a Silverleaf Resorts, Ltd. (Borrower"), whose address is 1221 Riverbend, Suite 120, Dallas, Texas 75247.

                                   Recitals:

         A. Borrower and Lender entered into that certain Loan and Security Agreement dated as of October 11, 1994 pursuant to which Lender made Borrower a $5,000,000 revolving receivables loan ("Loan").

         B. The Loan was amended to reflect the merger of the Borrower into its general partner pursuant to the Amendment to Loan and Security Agreement between Borrower and Lender dated December 6, 1995.

         C. The Loan was modified and increased by an additional $5,000,000 to $10,000,000 pursuant to the Loan Modification Agreement between Borrower and Lender dated April 19, 1995.

         D. The Loan was modified and increased by an additional $5,000,000 to $15,000,000 pursuant to the Restated and Amended Loan and Security Agreement between Borrower and Lender dated December 27, 1995.

         E. The Loan was amended to revise the procedure for making advances and for a funding option pursuant to the Amendment to Restated and Amended Loan and Security Agreement between Borrower and Lender dated February 28, 1996 ("February 1996 Amendment").

         F. The Loan was modified and increased by an additional $10,000,000 to $25,000,000 pursuant to the Amendment to Restated and Amended Loan and Security Agreement ("Second Restated Agreement") between Borrower and Lender dated August 15, 1996.

         G. The Loan was amended to add provisions regarding Biennial Time-Share Interests pursuant to a letter agreement between Maker and Holder dated March 31, 1997.

         H. The parties wish to amend the Second Restated Agreement and the Documents (as defined in the Second Restated Agreement) to

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increase the amount of the Loan by an additional $15,000,000 to $40,000,000
("Loan Increase") and make additional related changes on the terms and conditions as set forth in this Amendment.

         In consideration of the mutual covenants and promises set forth in this Amendment, the receipt and adequacy of which are acknowledged, the parties agree as follows:

         1. The Recitals set forth above are true and correct and are incorporated in this Amendment by reference.

         2. The referenced definitions in Article 1 entitled "Definitions are amended as follows:

                 a. Section 1.8 is deleted in its entirety and replaced with the following:

                 1.8 "Borrower": Silverleaf Resorts, Inc., a Texas corporation, formerly known as Silverleaf Vacation Club, Inc., a Texas corporation, formerly known as Ascension Capital Corporation, successor by merger to Ascension Resorts, Ltd., a Texas limited partnership, d/b/a Silverleaf Resorts, Ltd. and subject to the restrictions on merger, consolidation, and assignment contained in the Documents, its successors and assigns.

                 b.       Section 1.8A is added as follows:

                 1.8A "Borrower Mortgage": a mortgage or deed of trust in form and substance satisfactory to Lender from Borrower to Lender pledging to Lender a first priority lien subject only to the Permitted Encumbrances on Borrower's Fee Simple Time-Share Interest in any Time-Share Interest which is subject to a Contract for Deed and for which an Advance is given by Lender. The form of the Borrower Mortgage will be substantially in the form of Exhibit M attached to this Amendment.

                 C.       Section 1.9A is added as follows:

                 1.9A     "Breakage Fee": the breakage fee for the Loan
                 Increase shall be $100,000 payable by Borrower to Lender on the Closing Date.

                 d. Section 1.10 is deleted in its entirety and replaced with the following:

                 1.10 "Borrowing Term": the period commencing on the date of this Amendment and ending on the close of Lender's normal business hours on the date (or if not a Business Day, the first Business Day thereafter) which is thirty-six (36) months from the date of this Amendment.

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                 e.       Section 1.14 is amended to add the following: "The
Commitment Fee for the Loan Increase shall be $150,000 payable by Borrower to Lender on the Closing Date."

                 f.       Section 1.14A is added as follows:

                 1.14A    "Construction Loan": the construction loan in the
amount up to $10,000,000 evidenced by the Construction Loan Agreement, Promissory Note, Mortgage, and related documents from Borrower in favor of Lender, all of even date herewith.

                 g.       Section 1.14B is added as follows:

                 1.14B    "Contract for Deed": an installment sales contract
between Borrower and a Purchaser pursuant to which the Purchaser is obligated, among other things, to pay the entire purchase price for a Time-Share Interest prior to delivery of a deed for such Time-share Interest.

                 h. Section 1.15 regarding "Custodian" is amended to delete "Comerica Bank-Texas, a Texas banking corporation" and replace it with "Heller Financial, Inc., a Delaware corporation."

                 i. Section 1.25 regarding "Fee Simple Time-Share Interest" is amended to add "or 1/52" after "1/50" and to add "as provided in the applicable Time-Share Declaration" after "Unit."

                 j. Section 1.28 regarding "Instrument" is amended to add the phrase "or Contract for Deed" after "promissory note."

                 k. Section 1.33 is amended to delete "5.5(b)" and replace it with "5.4(a)."

                 1. Section 1. 34 is deleted in its entirety and replaced with the following:

1.34 "Management Agreement": (a) that certain Management Agreement entered into as of March 28, 1990, by and between MEEC and Borrower as amended by First Amendment to Management Agreement entered into as of January 1, 1993; and as the same is to be amended to add the Resorts known as Timber Creek Resort and Fox River Resort; and (b) that certain Master Club Agreement entered into as of March 28, 1990, by and between MEEC and Ozark Mountain Resort Club, a Missouri non-profit corporation, Holiday Hills Resort Club, a Missouri non-profit corporation, Holly Lake Resort Club, a Texas non-profit unincorporated association, Villages Resort Club, a Texas non-profit unincorporated association, Piney Shores Resort Club, a Texas non-profit unincorporated association, and Hill Country Resort Club, a Texas non-profit unincorporated association, as amended by First Amendment to Master Club Agreement entered into as of March 28, 1990, and as the same is to be amended to add the

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Timber Creek Resort Club, a Missouri non-profit corporation and the Fox River
Resort Club, an Illinois non-profit corporation.

                 m. Section 1.36 is deleted in its entirety and replaced with the following:

                 1.36 "Maturity Date": Sixty months following the, expiration of the Borrowing Term.

                 n. Section 1.37 is amended to delete "Twenty-Five Million United States Dollars ($25,000,000) "and replace it with "Forty Million United States Dollars ($40,000,000)."

                 o. Section 1.39A is amended to delete "$25,000,000" and replace it with "$40,000,000."

                 p. Section 1.41 is deleted in its entirety and replaced with the following:

                 1.41 "Note": the promissory note evidencing the Loan in the amount of $40,000,000 executed and delivered by Borrower to Lender concurrently herewith and attached as Exhibit D.

                 q. Section 1.43 regarding "Opening Prepayment Date" is deleted in its entirety.

                 r. Section 1.47 regarding "Prepayment Premium" is deleted in its entirety.

                 s. Section 1.49 regarding "Purchaser Mortgage" is deleted in its entirety and replaced with the following:

                 1.49 "Purchaser Mortgage": the purchase money mortgage or purchase money deed of trust executed by a Purchaser, encumbering all of the right, title, and interest of each such Purchaser in and to its Fee Simple Time-Share Instrument as security for such Purchaser's obligations under any Instrument.

                 t. Section 1.51 is amended to add "or Contracts for Deed" after "Purchaser Mortgages."

                 u. Section 1.52 is amended to add "or Contracts for Deed" after "purchase agreements."

                 v. Section 1.54 is deleted in its entirety and replaced with the following:

                 1.54 "Resorts": the projects legally described as the Real Property and developed by Silverleaf Resorts, Inc., a Texas corporation, formerly known as Silverleaf

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                 Vacation Club, Inc., a Texas corporation, formerly known as
                 Ascension Capital Corporation, successor by merger to Ascension Resorts, Ltd., a Texas limited partnership, d/b/a Silverleaf Resorts, Ltd. and which include the following Time-Share Projects: Holly Lake; Piney Shores Resort; The Villages; Hill Country Resort; Ozark Mountain Resort; Holiday Hills Resort; Fox River Resort; and Timber Creek Resort.

                 w. Section 1.56 is deleted in its entirety and replaced with the following:

                 1.56 "Revolving Receivables Loan": the $40,000,000 loan evidenced by the Note from Borrower in favor of Lender in the form of Exhibit D.

                 x. Section 1.64 is amended to add the following language to the end of the sentence:

                 "Fox River Resort Club, an Illinois non-profit corporation, and Timber Creek Resort Club, a Missouri non-profit corporation."

                 y. Section 1.69 is amended to add "or Contract for Deed" after "Purchaser Mortgage."

                 z.       Section 1.72 is amended to delete "Purchaser
Mortgage."

                 aa.      Section 1.73 is amended to delete "Purchaser Mortgage"
after "Title Policy" and to add "or Contract for Deed, as applicable" after "Purchaser Mortgage."

         2. All definitions as amended by this Amendment and used in the Second Restated Agreement and in any of the Documents shall have the meaning set forth in this Amendment.

         3. Section 2.3 is amended to add to the end of the second sentence "and to pay off the existing balance of the Revolving Inventory Loan."

         4.      Section 3.4 is added as follows:

                 3.4 To secure the Performance of all of the Obligations, Borrower grants to Lender a Security Interest in and assigns to Lender the collateral securing the Construction Loan. Such Security Interest shall be absolute, continuing and applicable to initial and subsequent Advances and to all of the Obligations. In addition, to secure the Performance of Borrower's obligations required pursuant to the documents evidencing the Construction Loan, Borrower grants to Lender a

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                 Security Interest in and assigns to Lender the Collateral.

         5.      Article 4 entitled "Advances" is amended as follows:

                 a. Section 4.1 is amended to delete "the Initial Advance" and replace it with "all Advances."

                 b. Section 4.1(a) is amended to add the following to the beginning of the sentence:

                 To the extent not previously delivered to Lender and approved by Lender in writing or unless otherwise waived by Lender in writing,

                 c. Section 4.1(b) is amended to add the following to the beginning of the sentence:

                 To the extent not previously delivered to Lender and approved by Lender in writing or unless otherwise waived by Lender in writing,

                 d. Section 4.1(b)(i) is amended to delete "and its General Partner, and," and to delete "their" and replace it with "its."

                 e. Section 4.1(b)(ii) is amended to delete "their respective" and replace it with "its."

                 f.       Section 4.1(b)(iv) is amended to delete "Purchaser
Mortgage."

                 g.       Section 4.1(b)(xiv) is added as follows:

                 (xiv) a copy of the memorandum of contract for deed which will be used by Borrower and which shall be in form and substance approved by Lender.

                 h.       Section 4.2 is amended to delete "General Partner of."

                 i.       Section 4.5 is amended to add "also", before "shall."

                 j.       Section 4.6 is deleted.

         6. Section 5 entitled "Note, Maintenance of Borrowing Base; Payments; Servicing and Collection" is amended as follows:

                 a. Section 5.3 is deleted in its entirety and replaced with the following:

                 Maker may prepay the Loan in full at any time without

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                 penalty. Provided, however, that during the Borrowing Term,
                 Maker shall maintain an average outstanding balance of the principal on the Note of $5,000,000 to be calculated each month ("Average Balance"). If Maker fails to maintain the Average Balance for a given month, Holder shall notify Maker and Maker shall, within thirty days ("Cure Period"), increase the Average Balance to $5,000,000, failing which Maker shall pay to Holder a fee of $10,000 on the first day of the month following the Cure Period. Any payment of the $10,000 shall not be construed as relieving the Maker's obligation to maintain the Average Balance and shall not be applied to the calculation of the Average Balance.

                 b.       Section 5.7 is deleted in its entirety.

         7. Article 6 entitled "Borrower's Representations, Warranties, and Covenants" is amended as follows:

                 a. Section 6.3(b) is amended to add the following to the end of the last sentence: ", and including, without limitation, all state and federal land sales acts."

                 b.       Section 6.7(d) is deleted in its entirety.

                 C. Section 6.7(e) is deleted in its entirety and replaced with the following:

                 change in any material way the every day involvement of Robert Mead as the Chief Executive Officer of Borrower, provided that Lender will not unreasonably withhold its consent to such change;

                 d. Section 6.11 is amended to add the following to the end of the paragraph:

                 Borrower represents and warrants that there currently is no indebtedness which must be subordinated to the obligations in accordance with this Section.

                 e. Section 6.14(a) is amended to add the following to the end of the second sentence:

                 Borrower shall pay an additional $150,000 Commitment Fee and $100,000 Breakage Fee to Lender for the Loan Increase at the time of execution of this Amendment.

                 f. Section 6.14(b) is deleted in its entirety and replaced with the following:

                 6.14(b) Borrower shall pay Lender's attorneys, fees in the amount of $30,000.00 in connection with the

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                 Construction Loan and the increase in the Revolving
                 Receivables Loan contemporaneously with the execution of this Amendment.

                 g.       Section 6.16 is deleted in its entirety.

                 h. Section 6.17 is amended to delete "6,000,000" and replace it with "$58,000,000."

                 i.       Section 6.18 is deleted.

                 j. Section 6.21 is amended to add "or any other party" after "Other Lenders."

                 k. Section 6.22 is deleted in its entirety and replaced with the following:

                 6.22 At all times that this Revolving Receivables Loan is outstanding, Borrower will maintain a minimum liquidity of $5,000,000 in cash plus outstanding balances of unpledged Contracts for Deed or Purchaser promissory notes and a maximum ratio of senior institutional debt (which does not include debt evidenced by the subordinated debentures) to net worth of 2.5:1, all in accordance with generally accepted accounting principles ("GAAP"). For purposes of this section, (a) net worth shall mean total assets less total liabilities as determined in accordance with GAAP and (b) subordinated debentures shall mean debentures with an aggregate principal amount of not greater than $110,000,000 which have a maturity date of not longer than ten years, issued by Borrower in a single public offering which debentures shall be expressly subordinate to the Construction Loan, this Loan, and other indebtedness of Borrower to Lender from any source whatsoever.

                 l.       Section 6.23 is added as follows:

                 6.23 Borrower acknowledges that Lender has not, with regard to the Resorts, (a) participated in management; (b) exercised any decision-making control over environmental compliance issues or disposal practices; (c) assumed responsibility for day-to-day decision-making with respect to environmental matters; or (d) assumed responsibility for all or substantially all operational functions as those terms are used in the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 ("Act"). Borrower represents, warrants, and agrees that it has responsibility for all
                 environmental compliance at the Resorts.   Borrower
                 acknowledges and agrees that (a) any environmental inspections or tests performed or provided at the request

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
                 of Lender are related to the protection of the Lender's security interests in the Collateral, and (b) that any actions with respect to recommendations of or actions taken with regard to environmental compliance by Lender, including the prosecution of any and all permits, licenses, or approvals, and compromise of any violations, would be made as part of an effort to mitigate, prevent, or cure any decrease in value of the Collateral, as those terms are used in the Act. These representations, warranties, and agreements shall survive the execution and termination or completion of this Agreement.

         8. Borrower reaffirms and ratifies all of the representations, warranties, and covenants set forth in Article 6 as amended by this Amendment.

         9.      Article 7 entitled "Default" is amended as follows:

                 a.       Section 7.1(c) is amended to delete "6.18."

                 b. Section 7.1(e) is amended to add the following to the end of the sentence: "or any and all documents evidencing the Construction Loan."

                 c.       Section 7.1(l) is deleted.

                 d. Section 7.1(m) is deleted in its entirety and replaced with the following: "a default in any agreement between Borrower and Lender evidencing, guaranteeing, or securing borrowed money."

                 d. Section 7.2(b) is amended to delete "prepayment premiums and."

                 e.       Section 7.6 is amended to delete the words "any
Guarantor."

         10. Section 8 entitled "Construction and General Terms" is amended as follows:

                 a.       Section 8.5 is deleted.

                 b. Section 8.11 is amended to delete "8.5" and replace it with "9.3" and to delete "Loan" before "Agreement."

         11. Section 9.3 is amended to add "confirmed" before "transmission."

         12. Paragraph I of the February 1996 Amendment is deleted in its entirety and replaced with the following:

         1.      Notwithstanding anything to the contrary contained in the

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         Loan Agreement and, in particular, in subparagraph (f) of Exhibit I to the Loan Agreement, the parties agree that Lender, subject to the conditions precedent to any Advance set forth in the Loan Agreement, will make Advances without requiring Borrower to furnish a Title
         Policy at the same time each Advance is made, but only on the condition that, within sixty (60) days after each Advance has been made, Borrower must provide Lender with a Title Policy insuring Lender's interest in twenty percent (20%) of the Purchaser Mortgages which have been assigned to Lender or Borrower Mortgages which have been granted to Lender in connection with such Advance. Lender shall have the right to designate which Purchaser Mortgages or Borrower Mortgages shall be insured under such Title Policy, but only twenty percent (20%) of the Purchaser Mortgages which have been assigned to Lender or Borrower Mortgages which have been granted to Lender in connection with such Advance will be insured. Notwithstanding the foregoing, if Lender determines that title to the Purchaser Mortgages which have been assigned to Lender or Borrower Mortgages which have been granted to Lender in connection with any Advance is in any way defective, then if Lender determines that such defect does not constitute an Event of Default, in the future the Title Policy which Borrower shall provide Lender within sixty (60) days of an Advance must insure Lender's interest in one-hundred percent (100%) of the Purchaser Mortgages or Borrower Mortgages covered thereby; provided, however, that nothing in this paragraph shall be construed as Lender's waiver of its rights as set forth in Article 7 or as obligating the Lender to provide any additional Advance or Advances.

         13. The List of Exhibits is deleted and replaced with the List of Exhibits attached to this Amendment.

         14. Schedule 1 is deleted in its entirety. Exhibits "A" through "L" are deleted in their entirety and replaced with Exhibits "A" through "L" attached to this Amendment. The Amended and Restated Environmental Certificate With Representations, Covenants, and Warranties attached to this Amendment as Exhibit "C" shall be executed by Borrower and delivered to Lender. The Note evidencing the Loan in the principal amount of $40,000,000 attached to this Amendment as Exhibit "D" shall be executed by Borrower and delivered to Lender.

         15. Borrower represents and warrants that to Lender that (i) all Documents are valid and binding obligations of Borrower, enforceable in accordance with their respective terms; and (ii) no payment of interest which has been made to the Lender nor contracted to be made to Lender has resulted in the computation or earning of interest in excess of the maximum lawful rate.

         16.     The Documents are ratified, confirmed, and approved in

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all respects by Borrower.

         17. Except as modified by this Amendment, all other terms and conditions of the Second Restated Agreement and other Documents shall remain in full force and effect.

         18. This Amendment shall be governed by and construed in accordance with the internal laws of the state of Illinois.

         19. The invalidity, illegality, or unenforceablility of any provision of this Amendment shall not affect or impair the validity, legality, or enforceability of the remainder of this Amendment, and to this end, the provisions of this Amendment are severable.

         20. This Amendment shall be binding on, and shall inure to the benefit of, the respective successors and assigns of the Borrower and the Lender.

         In witness whereof, the parties have executed this Amendment on the date first written above.

WITNESSES                                  HELLER FINANCIAL, INC.

/s/ KATE DARCY
-----------------------------              By: /s/ ELISA NICELY
/s/ MARY GORMAN                               --------------------------
-----------------------------
                                           Title: Assistant Vice President

                                           SILVERLEAF RESORTS, INC.
  /s/ SANDRA CEARLEY
-----------------------------              By:  /s/ ROBERT MEAD
                                              --------------------------
  /s/ GEORGE R. BEDELL                        Robert Mead
-----------------------------                 Chief Executive Officer

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


                 List of Exhibits
                 ----------------
Exhibit A        Assignment of Contracts for Deed
                 Assignment of Deeds of Trust
                 Assignment of Mortgages

Exhibit B        Conditions of Eligible Instrument
                 (Contract for Deed)
                 Conditions of Eligible Instrument
                 (Purchaser Mortgage)

Exhibit C        Environmental Certificate

Exhibit D        Promissory Note

Exhibit E        Permitted Encumbrances

Exhibit F        Description of Time-Share Projects

Exhibit G        Borrower's Certificate

Exhibit H        Re-Assignment of Contracts for Deed
                 Re-Assignment of Deeds of Trust
                 Re-Assignment of Mortgages

Exhibit I        Additional Conditions to Advances
                 (Contract for Deed)
                 Additional Conditions to Advances
                 (Purchaser Mortgage)

Exhibit J        Request for Advance and Certification

Exhibit K        Real Property Description

Exhibit L        Personal Property Description

Exhibit M        Borrower Mortgage (IL, MO, TX)

[The above listed Exhibits are omitted from this filing. Registrant agrees to furnish supplementally a copy of any Exhibit to the Commission upon request.]